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                                                                  Exhibit 10.38


                             STOCK OPTION AGREEMENT


      Stan Lee Media, Inc. a Colorado corporation ("Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's Common Stock, no par value, to provide the Grantee with an added incentive as an Employee or Consultant of the Company or of one or more of its Subsidiaries, hereby grants to Grantee, and the Grantee accepts, an option (the "Option") to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

      1. Identifying Provisions: As used in this Option, the following terms shall have the following meanings:

            (a)   Grantee:                                  Stanley A. Weston

            (b)   Date of Grant:                            October 5, 1999

            (c)   Number of Shares optioned:                27,500

            (d)   Option exercise price per share:          $5.00

            (e)   Expiration Date:                          October 4, 2004

      2. Timing of Purchases: Subject to the provisions for termination and acceleration, this Option shall become exercisable in installments as follows:

            (a) after April 1, 2000, up to 17,500 of the total number of shares optioned; and

            (b) after April 1, 2001, up to all of the optioned shares until and including the expiration date of the Option whereupon the Option shall expire and may thereafter no longer be exercised.

      The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Option such number of shares of its Common Stock as shall be required for issuance and delivery upon full exercise of the Option.

      3. Non-Transferable: The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable by the Grantee or his guardian or legal representative.

      4. Rights in Shares Before Issuance and Delivery: No person, including the Grantee, shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

      5. Exercise, Payment for and Delivery of Stock: Each exercise of the Option shall be accomplished by presentation and delivery to the Company of a notice of exercise, duly executed and



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accompanied by payment of the exercise price for the number of shares of Common
Stock specified in such notice of exercise, together with all Federal and state taxes applicable upon such exercise. Notwithstanding the foregoing provisions requiring payment by cash or check, Grantee shall have the right, in his sole and absolute discretion, to elect a "cashless" exercise of the net value of the Option.

      6. Restricted Stock Provisions: Shares of stock issued on exercise of this Option shall upon issuance be restricted securities as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended. The restrictions imposed under this paragraph shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization.

      7. Notices: Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

      8. Governing Law: This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

      IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                                            STAN LEE MEDIA, INC.


                                            By:  /s/ Gill Champion
                                               ------------------------------
                                            Its:  Chief Operating Officer
                                                -----------------------------
AGREED AND ACCEPTED AS OF
THIS 5TH DAY OF OCTOBER, 1999.


Grantee: /s/ Stanley A. Weston

Street Address: 116 Central Park South

City and State: New York, NY   10019